Exhibit 10.1

PHANTOM STOCK AND CASH AWARD AGREEMENT
HERCULES OFFSHORE
2004 LONG-TERM INCENTIVE PLAN
This Phantom Stock and Cash Award Agreement (“Agreement”) is made and entered into by and between Hercules Offshore, Inc., a Delaware corporation (the “Company”), and John T. Rynd (the “Participant”) as of February 28, 2013 (the “Date of Grant”), pursuant to the Amended and Restated Hercules Offshore 2004 Long-Term Incentive Plan (the “Plan”), the terms of which are hereby incorporated by reference. All capitalized terms in this Agreement shall have the meanings ascribed to them in the Plan unless otherwise defined in this Agreement or in the glossary to this Agreement.
W I T N E S S E T H
WHEREAS, the Company has adopted the Plan to strengthen the ability of the Company to attract, motivate and retain Employees, Outside Directors and Consultants who possess superior capabilities and to encourage such persons to have a proprietary interest in the Company; and
WHEREAS, the Committee believes that the grants of Phantom Stock and Cash Awards to the Participant as described herein are consistent with the stated purposes for which the Plan was adopted; and
NOW, THEREFORE, in consideration of the mutual covenants and conditions hereafter set forth and for other good and valuable consideration, the Company and the Participant agree as follows:
1.Phantom Stock. Subject to the conditions and restrictions set forth below and in the Plan, the Company hereby grants to the Participant as of the Date of Grant, this Award of Phantom Stock (the “Phantom Shares”). The number of Target Phantom Shares shall be 202,434.
2.Vesting and Settlement of Phantom Shares.

(a)	Vesting. Subject to the provisions of Paragraph 4, the number of Phantom Shares that shall vest shall equal:

(i)
If the Combined Performance Rank Requirement is achieved, the Number of Notional Phantom Shares multiplied by the Notional Vesting Percentage, but in no event shall such product exceed the Target Phantom Shares, and

(ii)	If the Combined Performance Rank Requirement is not achieved:

(A)
If (I) the Downtime Performance Percentage Rank is no lower than the Threshold Downtime Performance Percentage Rank and (II) the Company SPP Rank is lower than the Threshold SPP Rank, the Number of Notional Phantom Shares multiplied by the Downtime Phantom Share Percentage multiplied by the Downtime Performance Vesting Percentage, but in no event shall such product exceed the Target Phantom Shares, and

(B)
If (I) the Company SPP Rank is no lower than the Threshold SPP Rank and (II) the Downtime Performance Percentage Rank is lower than the Threshold Downtime Performance Percentage Rank, the Number of Notional Phantom Shares multiplied by the SPP Phantom Share Percentage multiplied by the SPP Performance Vesting Percentage, but in no event shall such product exceed the Target Phantom Shares.

(C)
If (I) the Downtime Performance Percentage Rank is lower than the Threshold Downtime Performance Percentage Rank and (II) the Company SPP Rank is lower than the Threshold SPP Rank, none of the Phantom Shares shall vest.

(iii)	In no event shall a number of Phantom Shares vest that is greater than the Actual Total Phantom Shares.
Subject to Paragraph 4, Phantom Shares that vest shall be settled in accordance with Paragraph 2(d).

(a)
Fractional Vested Phantom Shares. If the applicable calculation in Paragraph 2(a) results in a fractional vested Phantom Share, the number of vested Phantom Shares shall be rounded down to the nearest whole vested Phantom Share.

(b)	Forfeiture of Phantom Shares That Do Not Vest. All Phantom Shares that do not vest in accordance with Paragraph 2(a) or Paragraph 4 shall be forfeited.

(c)
Settlement of Vested Phantom Shares. If any of the Phantom Shares vest, such vested Phantom Shares shall be settled within ten (10) days of the Performance Vesting Date by the Company delivering to the Participant a number of fully vested shares of Common Stock equal to the number of vested Phantom Shares.

(d)	The number of Phantom Shares that vest under this Agreement shall not exceed the Target Phantom Shares.
3.Cash Award.

(a)	Grant of Cash Award. Subject to the conditions and restrictions set forth below and in the Plan, the Company hereby grants to the Participant as of the Date of Grant, a Cash Award of $900,000.

(b)	Vesting. Subject to the provisions of Paragraph 4, the amount of the Cash Award that shall vest on the Performance Vesting Date shall be determined as follows:

(i)
If (A) the Combined Performance Rank Requirement is achieved and (B) the Combined Performance Rank is ninth (9th) or higher, the cumulative amount of the Cash Award that shall vest shall equal to the Cash Award Vesting Amount.

(ii)
If (A) the Combined Performance Rank Requirement is not achieved or (B) the Combined Performance Rank Requirement is achieved but the Combined Performance Rank is lower than ninth (9th), none of the Cash Award shall vest.

Subject to Paragraph 4, any portion of the Cash Award that vests shall be settled in accordance with Paragraph 3(d).

(c)	Forfeiture. Any portion of any Cash Award that does not vest in accordance with Paragraphs 3(b) or Paragraph 4 shall be forfeited.

(d)
Settlement. If any portion of a Cash Award vests, such portion of the Cash Award shall be settled within ten (10) days of the Performance Vesting Date by the Company delivering to the Participant an amount in cash equal to the amount of the vested portion of the Cash Award.

4.Effects of Termination and Change of Control.

(a)
If the Participant incurs a Termination before the Performance Vesting Date, then (i) the Downtime Performance Vesting Percentage, the SPP Performance Vesting Percentage and the Combined Performance Phantom Share Vesting Percentage shall be zero percent (0%), (ii) the Combined Performance Rank Requirement shall be deemed not achieved, and (iii) all Phantom Shares and Cash Awards shall be forfeited by the Participant to the Company.

(b)	The occurrence of a Change of Control shall have the following effects:

(i)
If a Change of Control occurs on or after the last day of the Performance Period (determined without regard to Paragraph 4(b)(ii)) and before the Performance Certification Date, the Performance Vesting Date shall be the date of the Change of Control.

(ii)	If a Change of Control occurs before the last day of the Performance Period (determined without regard to this Paragraph 4(b)(ii)),

(A)	The Performance Period shall be deemed to end on the date of the Change of Control,

(B)	The Performance Vesting Date shall be the date of the Change of Control,

(C)	The Combined Performance Rank Requirement shall be deemed to be achieved, and

(D)	The Combined Performance Rank shall be deemed to be the Target Combined Performance Rank.
5.Limitation of Rights. Nothing in this Agreement or the Plan shall be construed to:

(a)
give the Participant any right to be awarded any further Phantom Shares, Cash Awards or any other Award in the future, even if Phantom Shares, Cash Awards or other Awards are granted on a regular or repeated basis, as grants of Phantom Shares, Cash Awards and other Awards are completely voluntary and made solely in the discretion of the Committee;

(b)	give the Participant or any other person any interest in any fund or in any specified asset or assets of the Company or any Subsidiary; or

(c)
confer upon the Participant the right to continue in the employment or service of the Company or any Subsidiary, or affect the right of the Company or any Subsidiary to terminate the employment or service of the Participant at any time or for any reason.

6.Voting Rights with Respect to the Phantom Shares. The Phantom Shares shall have no voting rights.
7.Nonassignability. Other than as permitted under Paragraph 11, no right or benefit under this Agreement, including but not limited to Phantom Shares and Cash Awards shall (i) be subject to transfer, anticipation, alienation, sale, assignment, pledge, encumbrance or charge, whether voluntary, involuntary, by operation of law or otherwise, and any attempt to transfer, anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be void, or (ii) in any manner be liable for or subject to any debts, contracts, liabilities or torts of the person entitled to such benefits. If the Participant shall become bankrupt or attempt to transfer, anticipate, alienate, assign, sell, pledge, encumber or charge any right or benefit hereunder, or if any creditor shall attempt to subject the same to a writ of garnishment, attachment, execution, sequestration, or any other form of process or involuntary lien or seizure, then any and all rights and benefits under this Agreement shall cease and terminate. Transfer of Common Stock or payment of cash in settlement of a vested Phantom Share or portion of a Cash Award shall be made only to the Participant during his or her lifetime, to his or her estate if the Participant is deceased, or if the Participant is mentally incapacitated, to the Participant’s guardian or legal representative. Any attempted assignment or transfer in violation of this provision or Section 13 of the Plan shall be null and void. In the case of the Participant’s death, the personal representative or other person entitled to succeed to the rights of the Participant under the Participant’s will or under the applicable laws of descent and distribution shall succeed to such rights.
8.Prerequisites to Benefits. Neither the Participant, nor any person claiming through the Participant, shall have any right or interest in the Phantom Shares or the Cash Awards awarded hereunder, unless and until all the terms, conditions and provisions of this Agreement and the Plan which affect the Participant or such other person, including but not limited to the vesting requirements, shall have been complied with as specified herein.
9.Successors and Assigns. This Agreement shall bind and inure to the benefit of and be enforceable by the Participant, the Company and their respective permitted successors and assigns (including personal representatives, heirs and legatees), except that the Participant may not assign any rights or obligations under this Agreement except to the extent and in the manner expressly permitted herein.
10.Securities Act. The Company will not be required to deliver any shares of Common Stock pursuant to this Agreement if, in the opinion of counsel for the Company, such issuance would violate the Securities Act of 1933, as amended (the “Securities Act”) or any other applicable federal or state securities laws or regulations. The Committee may require that the Participant, prior to the issuance of any such shares of Common Stock, sign and deliver to the Company a written statement, which shall be in a form and contain content acceptable to the Committee, in its sole discretion (“Investment Letter”):

(a)	stating that the Participant is acquiring the shares of Common Stock for investment and not with a view to the sale or distribution thereof;

(b)	stating that the Participant will not sell any shares of Common Stock that the Participant may then own or thereafter acquire except either:

(i)	through a broker on a national securities exchange, or

(ii)	with the prior written approval of the Company; and

(c)
containing such other terms and conditions as counsel for the Company may reasonably require to assure compliance with the Securities Act or other applicable federal or state securities laws and regulations.

11.Tax Withholding.

(a)
Any vested shares of Common Stock and cash or other property payable or deliverable to the Participant hereunder shall be subject to the payment of, or shall be reduced by, any amount or amounts which the Company is required to withhold under the then-applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), or its successors, or any other federal, state or local tax withholding requirement. When the Company is required to withhold any amount or amounts under the applicable provisions of the Code, the Company shall withhold from the vested shares of Common Stock to be issued to the Participant a number of shares of Common Stock, or from any cash or other property payable or deliverable to hereunder, necessary to satisfy the Company’s withholding obligations. The number of shares of Common Stock to be withheld shall be based upon the Fair Market Value of the shares of Common Stock on the date of withholding.

(b)	Notwithstanding Paragraph 11(a), above, if the Participant elects, and the Committee agrees, the Company’s withholding obligations may instead be satisfied as follows:

(i)
the Participant may deliver to the Company a sufficient number of shares of Common Stock then owned by the Participant to satisfy the Company’s withholding obligations, based on the Fair Market Value of the shares of Common Stock as of the date of withholding; or

(ii)	the Participant may deliver sufficient cash to the Company to satisfy its withholding obligations.

(c)
Authorization of the Participant to the Company to withhold taxes pursuant to one of the alternatives described in Paragraph 11(b), above, must be in a form and content acceptable to the Committee. The payment or authorization to withhold taxes by the Participant shall be completed prior to the delivery of any shares of Common Stock or cash pursuant to this Agreement. An authorization to withhold taxes pursuant to this provision will be irrevocable unless and until the tax liability of the Participant has been fully paid.

12.Authority of Committee. Notwithstanding provisions of the Plan to the contrary:

(a)
For purposes of this Agreement, all references to the “Committee” shall mean only those members of the Compensation Committee of the Board of Directors of the Company who are Outside Directors or a properly constituted and authorized sub-committee of the Compensation Committee of the Board of Directors of the Company comprised solely of two (2) or more Outside Directors.

(b)	All acts and determinations relating to this Agreement shall be performed by the Committee and may not be delegated to the Chief Executive Officer of the Company, any other officer of the Company or any other person or group of persons other than in accordance with Paragraph 12(a), above.

(c)
Without limiting the foregoing and unless the Phantom Shares and Cash Award have been forfeited earlier, the Committee shall certify in writing as promptly as practicable after the close of the Performance Period, whether, and the extent to which, the applicable requirements of Paragraphs 2(a) and 3(b) have been met and the number of vested Phantom Shares, if any, and the amount of the vested Cash Award, if any, resulting therefrom.

(d)
Except for adjustments to change the number of Phantom Shares and to reflect such changes as permitted under the Plan in connection with a Common Stock distribution or split, recapitalization, extraordinary distribution, merger, consolidation, combination or exchange of shares of Common Stock or similar change or upon the occurrence of any other event that the Committee, in its sole discretion, deems appropriate, this Agreement may not be amended to change the performance thresholds below which no Phantom Shares or amounts under the Cash Award will vest, the performance levels at which specified numbers of Phantom Shares or amounts under the Cash Award will vest or the number of Phantom Shares or the amount under the Cash Award that will vest at each such level, the manner in which vesting is determined or the manner in which performance is measured for the purposes of determining vesting.

13.No Guarantee of Tax Consequences. The Participant shall be solely responsible for and liable for any and all tax consequences (including but not limited to any interest or penalties) as a result of participation in the Plan. Neither the Board, nor the Company nor the Committee makes any commitment or guarantee that any federal, state, local or foreign tax treatment will apply or be available to any person participating or eligible to participate hereunder and assumes no liability whatsoever for the tax consequences to the Participants.
14.Clawback Provisions. Notwithstanding any other provisions in this Agreement to the contrary, any compensation paid to the Participant pursuant to this Agreement that is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company or a Subsidiary pursuant to any such law, government regulation or stock exchange listing requirement).
15.Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Delaware.
16.Definitions and Headings. All capitalized terms in this Agreement shall have the meanings ascribed to them in the Plan unless otherwise defined in this Agreement or in the glossary to this Agreement. The headings, titles and labels assigned to paragraphs and other subdivisions of this Agreement are for the convenience of the reader and shall not alter the meaning, scope or effect of any provision of this Agreement.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officers thereunto duly authorized, and the Participant has hereunto set his hand as of the day and year first above written. By executing this Agreement, the Participant acknowledges receipt of a copy of the Plan and understands and agrees to be bound by all the terms and conditions of the Plan and this Agreement.
HERCULES OFFSHORE, INC.

By:
Name:    Beau M. Thompson
Title:    General Counsel and Secretary

Date:

PARTICIPANT

Participant Name:

Date:

GLOSSARY
Certain Definitions. The following terms shall have the meanings set forth below:

(a)	“Cash Award Vesting Amount” means the dollar amount in the column entitled “Cash Award Vesting Amount” that corresponds to the Combined Performance Rank on the Combined Performance Rank Chart.

(b)
“Combined Performance Rank” means the average of the Company SPP Rank and the Downtime Performance Percentage Rank, where a Combined Performance Rank that is not a whole number is rounded to the nearest whole number, with fractional values of 0.5 and greater rounded to the next highest whole number and fractional values below 0.5 rounded to the next lowest whole number.

(c)	“Combined Performance Rank Chart” means the following chart:

Combined Performance Rank	Notional Vesting Percentage	Cash Award Vesting Amount
1st	100.00%	$900,000
2nd	100.00%	$775,000
3rd	100.00%	$650,000
4th	100.00%	$525,000
5th	100.00%	$400,000
6th	100.00%	$275,000
7th	100.00%	$175,000
8th	100.00%	$100,000
9th	100.00%	$50,000
10th	88.00%	$0
11th	75.00%	$0
12th	63.00%	$0
13th	50.00%	$0

(d)
“Combined Performance Rank Requirement” means achievement of both (i) a Downtime Performance Percentage Rank no lower than the Threshold Downtime Performance Percentage Rank and (ii) a Company SPP Rank no lower than the Threshold SPP Rank.

(e)	“Company SPP Rank” means the ordinal ranking of the Company’s SPP on the Peer Group SPP Chart.

(f)
“Downtime Performance Percentage” means the average of the annual downtimes of the Company’s rigs and liftboats expressed as a percentage and determined in accordance with the Company’s prescribed practices and policies as interpreted and applied by the Committee, for all calendar years during the Performance Period.

(g)	“Downtime Performance Percentage Chart” means the following chart:

Downtime Performance Percentage	Downtime Performance Percentage Rank	Downtime Performance Vesting Percentage
1.1625% or less	1st	150.00%
Greater than 1.1625% but not greater than 1.1875%	2nd	141.00%
Greater than 1.1875% but not greater than 1.2125%	3rd	133.00%
Greater than 1.2125% but not greater than 1.2375%	4th	125.00%
Greater than 1.2375% but not greater than 1.2625%	5th	117.00%
Greater than 1.2625% but not greater than 1.2875%	6th	108.00%
Greater than 1.2875% but not greater than 1.3125%	7th	100.00%
Greater than 1.3125% but not greater than 1.3375%	8th	92.00%
Greater than 1.3375% but not greater than 1.3625%	9th	83.00%
Greater than 1.3625% but not greater than 1.3875%	10th	75.00%
Greater than 1.3875% but not greater than 1.4125%	11th	67.00%
Greater than 1.4125% but not greater than 1.4375%	12th	59.00%
Greater than 1.4375% but not greater than 1.450%	13th	50.00%

(h)	“Downtime Performance Percentage Rank” means the ordinal ranking corresponding to the Downtime Performance Percentage on the Downtime Performance Percentage Chart.

(i)	“Downtime Performance Vesting Percentage” means:

(i)	If the Downtime Performance Percentage is greater than the Threshold Downtime Performance Percentage, zero percent (0%).

(ii)	If the Downtime Performance Percentage is less than or equal to the Threshold Downtime Performance Percentage, the percentage in the column entitled

“Downtime Performance Vesting Percentage” that corresponds to the Downtime Performance Percentage Rank on the Downtime Performance Percentage Chart.

(j)	“Downtime Phantom Share Percentage” means 50 percent (50%).

(k)	“Ending Share Price” means the average closing price of one share of common stock of the relevant Peer Group member over the 90-day period ending on the last day of the Performance Period.

(l)	“Notional Vesting Percentage” means, with respect to the vesting of Phantom Shares only:

(i)	If the Combined Performance Rank Requirement is not met, zero percent (0%).

(ii)
If the Combined Performance Rank Requirement is met, the percentage in the column entitled “Combined Performance Theoretical Uncapped Phantom Share Vesting Percentage” that corresponds to the Combined Performance Rank on the Combined Performance Rank Chart.

(m)	“Number of Notional Phantom Shares” means 202,434.

(n)
“Peer Group” means the Company, Atwood Oceanics Inc., Basic Energy Services Inc., Dresser-Rand Group Inc., ENSCO Plc., Gulfmark Offshore Inc., Helmerich & Payne Inc., Hornbeck Offshore Services Inc., Parker Drilling Company, Patterson-UTI Energy Inc., PDC Energy Inc., Rowan Companies, Seacor Holdings Inc., TETRA Technologies Inc., Tidewater Inc., Unit Corporation and Vantage Corporation, to the extent such entities or their successors are in existence and have publicly traded common stock as of the last day of the Performance Period, as may be adjusted by the Committee to account for extraordinary events, such as mergers, acquisitions, divestitures or bankruptcies, affecting the Company or such other entities.

(o)	“Peer Group SPP Chart” means the following chart:

Company SPP Rank	SPP Performance Vesting Percentage
1st	150.00%
2nd	143.75%
3rd	137.50%
4th	131.25%
5th	125.00%
6th	118.75%
7th	112.50%
8th	106.25%
9th	100.00%
10th	87.50%
11th	75.00%
12th	62.50%
13th	50.00%

If the number of members of the Peer Group decreases, the Company SPP Rank shall be determined as follows: (i) the Company’s SPP shall be ranked among the SPPs of the remaining members of the Peer Group on of the last day of the Performance Period, with the highest SPP being ranked first; (ii) the rank of the Company’s SPP among the remaining members of the Peer Group on the last day of the Performance Period shall then be multiplied by a fraction, the numerator of which is seventeen (17) and the denominator of which is the number of members of the Peer Group on the last day of the Performance Period, (iii) the number obtained in subclause (ii) shall be the Company SPP Rank on the Peer Group SPP Chart and (iv) if such Company SPP Rank is not a whole number, then, if (A) the Combined Performance Rank Requirement is not met, the Company SPP Rank will be rounded to the nearest whole number, with fractional values of 0.5 and greater rounded to the next highest whole number and fractional values below 0.5 rounded to the next lowest whole number or (B) the Combined Performance Rank Requirement is met, no rounding shall occur.

(p)
“Performance Certification Date” means the date(s) as of which the Committee makes its written certifications of the Company SPP Rank, the Downtime Performance Percentage Rank and the Combined Performance Rank, as applicable, and its determination of whether and the extent to which the applicable Performance Requirements have been met in accordance with Paragraph 12(c) of the Agreement.

(q)	“Performance Period” means the period beginning on January 1, 2013 and ending on December 31, 2015.

(r)	“Performance Requirement” means, as applicable:

(i)	the condition that must necessarily be attained for vesting of Phantom Shares pursuant to Paragraph 2(a)(i);

(ii)	the condition that must necessarily be attained for vesting of Phantom Shares pursuant to Paragraph 2(a)(ii)(A);

(iii)	the condition that must necessarily be attained for vesting of Phantom Shares pursuant to Paragraph 2(a)(ii)(B); and

(iv)	the condition that must necessarily be attained for vesting of the Cash Award pursuant to Paragraph 3(b).

(s)	“Performance Vesting Date” means the later of the last day of the Performance Period and the Performance Certification Date.

(t)
“SPP” or “Stock Price Performance” means the common stock price growth (or loss) for each entity in the Peer Group over the Performance Period, as measured for each entity by dividing (i) the difference between the entity’s Ending Share Price and Starting Share Price, by (ii) the entity’s Starting Share Price.

(u)	“SPP Performance Rank” means each ordinal ranking on the Peer Group SPP Chart.

(v)	“SPP Phantom Share Percentage” means 100 percent (100%) minus the Downtime Phantom Share Percentage.

(w)	“SPP Performance Vesting Percentage” means:

(i)	If the Company SPP Rank is less than the Threshold SPP Rank, zero percent (0%).

(ii)
If the Company SPP Rank is equal to or greater than the Threshold SPP Rank, the percentage in the column entitled “SPP Performance Vesting Percentage” that corresponds to the Company SPP Rank on the Peer Group SPP Chart.

(x)
“Starting Share Price” means the average closing price of one share of common stock of the relevant Peer Group member over the 90-day period ending on the last day before the beginning of the Performance Period.

(y)	“Target Combined Performance Rank” means an ordinal ranking of eighth (8th) on the Combined Performance Rank Chart.

(z)	“Target Phantom Shares” means the number of Phantom Shares granted pursuant to the first sentence of Paragraph 1.

(aa)
“Termination” means the act, event or condition by or upon which a Participant ceases to be an Employee, or, if the Participant was not an Employee as of the Date of Grant, to perform services for the Company and/or its Subsidiaries.

(bb)	“Threshold Downtime Performance Percentage” means 1.45%.

(cc)	“Threshold Downtime Performance Percentage Rank” means an ordinal rank of thirteenth (13th) on the Downtime Performance Percentage Chart.

(dd)	“Threshold SPP Rank” means an ordinal rank of thirteenth (13th) on the Peer Group SPP Chart.